EXHIBIT 2.7

                           TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT ("Agreement") is entered into this 2nd day of February, 1999 by and between DP Enterprises, Inc. (formerly Compact Connection, Inc.), a Nevada corporation ("Seller"), Darrell W. Piercy (the "Seller's Shareholder"), TeleServices International Group Inc., a Florida corporation ("TSIG") and TSIG's wholly-owned subsidiary, The MusicCard Co. (formerly Compact Connection, Inc.), a Delaware corporation ("Buyer").

RECITALS:

WHEREAS, Seller, Seller's Shareholder, Buyer and TSIG are parties to an Agreement For Purchase of Assets of Compact Connection, Inc. (a Nevada Corporation) dated April 23, 1998 (the "Asset Purchase Agreement").

WHEREAS, Seller, Seller's Shareholder, Buyer and TSIG are parties to an Addendum To The Agreement For Purchase of Assets of Compact Connection, Inc. (a Nevada Corporation) dated April 24, 1998 (the "Addendum").

WHEREAS,  Seller,  Seller's Shareholder,  Buyer and TSIG are parties to an Asset
Purchase   Modification   and  License   Agreement   dated  July  9,  1998  (the
"Modification").

WHEREAS, Seller's Shareholder and Buyer are parties to an Employment Agreement dated April 23, 1998 (the "Employment Agreement").

WHEREAS, Seller, Seller's Shareholder and Buyer are parties to a Management Agreement dated November 20, 1998 (the "Management Agreement").

WHEREAS, Buyer and TSIG have made substantial investments in anticipation of closing the asset purchase transaction.

WHEREAS, the asset purchase transaction cannot be consummated and closed as anticipated because Seller has been unable to provide audited financial statements of its operations.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1.       TERM AND CONDITIONS OF TERMINATION.

         1.1 Except as may be expressly set forth in this Agreement, each of the Asset Purchase Agreement, the Addendum, the Modification, the Employment Agreement, and the Management Agreement (collectively the "Operative Documents") are hereby terminated, and each shall be unwound to the fullest extent possible and shall be deemed void in their entirety.


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         1.2  Each  party  waives  any  claim  to  any  payment,  royalty,  fee, compensation or other form of remuneration, as the case may be, pursuant to any of the Operative Documents.

         1.3 Seller and Seller's Shareholder agree that at no time shall they represent or "hold-out" to third-parties that the business of Seller is or was at any time affiliated with Buyer and/or TSIG.

         1.4 Seller and Seller's Shareholder shall hold in confidence, and shall not disclose any and all secret or confidential information of Buyer and/or TSIG which Seller and Seller's Shareholder may have acquired from Buyer and/or TSIG.

         1.5 Each party may pursue its business plans in connection with the marketing, distribution and sale of pre-recorded-music and related products, with the following caveats:

                  (a) Buyer may utilize the trademark/servicemark "MusicCard" or any variation of such mark, and Seller and Seller's Shareholder hereby consent to such use and waive any claim for future remuneration for any use of such mark.

                  (b) Seller waives any claim for future remuneration for use by Buyer and/or TSIG of any business concept, method, trade secret or other form of intellectual property owned or alleged to be owned by Seller and/or Seller's Shareholder.

                  (c) Seller and Seller's Shareholder shall not market, distribute or sell pre-recorded-music and related products on the internet.

                  (d) Seller and Seller's Shareholder shall not engage in the future sales of "business opportunities" or
                           "distributorships" or "dealerships" in connection with the marketing, distribution and sale of pre-recorded-music and related products.

                  (e) Buyer may offer existing dealers/distributors of Seller the opportunity to serve as distributors for Buyer, and Seller and Seller's Shareholder waive any claim for future remuneration in the event any existing dealers/distributors elect to serve as distributors of Buyer.

                  (f) To avoid any potential public confusion, no party shall use the name "Compact Connection, Inc."


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         1.6 Seller and Seller's Shareholder agree to indemnify, defend and hold harmless Buyer and TSIG, and their officers, directors, agents, and employees, from, against, and with respect to any claim, liability, obligation, loss, damage, assessment, tax, judgment, action, suit, proceeding, demand, cost or expense (including, without limitation, reasonable attorneys fees and costs, and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), of any kind or character, arising out of or in any manner incident, relating or attributable to any liability of Seller and Seller's Shareholder, whether known or unknown, or any failure of Seller and/or Seller's Shareholder to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by the Seller and Seller's Shareholder under this Agreement, or arising out of or in any manner incident, relating or attributable to the breach of this Agreement or any representation or warranty made by the Seller and/or Seller's Shareholder under the Operative Documents.

2. NOTICES. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered by a national overnight express service, to the addresses set forth on the signature page hereof, or to such other address as may hereafter be designated.

3. JURISDICTION AND DISPUTES. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the State of Florida, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the county of Pinellas, Florida. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

4. AGREEMENT BINDING ON SUCCESSORS. The provisions of the Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their legal representatives, administrators, successors, and heirs.

5. WAIVER. No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

6. UNDERTAKING AND FURTHER ASSURANCES. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

7. INTERPRETATION AND FAIR CONSTRUCTION OF AGREEMENT. This Agreement has been reviewed and approved by each of the parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against either party.


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8.  SEVERABILITY.  If any term,  clause,  or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.

9. MODIFICATION. This Agreement shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement.

10.  COSTS AND  ATTORNEYS'  FEES.  If any  party  hereto  shall  bring any suit, arbitration or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the substantially prevailing party shall have and recover against the other party, in addition to all costs and disbursements, such sum as the Court or arbiter may determine to be a reasonable attorney's fee.

11. WAIVER OF BREACH. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

13. EXPENSES. Subject to the Indemnification provisions above, all costs and expenses incurred by either party in negotiating this Agreement or in consummating the transactions contemplated hereby, except as provided herein, shall be paid by the party incurring such expenses.

14.  HEADINGS.   The  section  headings  in  this  Agreement  are  inserted  for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                            [SIGNATURE PAGE FOLLOWS]



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     In witness  whereof,  the parties  hereto,  intending  to be legally  bound hereby, have each signed this Agreement effective on the date first set forth above.


SELLER:                                  BUYER:

DP ENTERPRISES, INC.,                    THE MUSICCARD CO.
(formerly Compact Connection, Inc.)      (formerly Compact Connection, Inc.)
a Nevada corporation                     a Delaware corporation


By: /s/ Darell Piercy                    By: /s/ Robert P. Gordon
    -------------------------------          --------------------------------
     Darrell Piercy, CEO                     Robert P. Gordon, Chairman
     1520 Brookhollow Dr., Suite 33          100 Second Avenue South, Suite 1000
     Santa Ana, California  92705            St. Petersburg, Florida  33701


SELLER'S SHAREHOLDER:                    TSIG:

DARRELL W. PIERCY                        TELESERVICES INTERNATIONAL GROUP INC.



/s/ Darrell Piercy                       By: /s/ Robert P. Gordon
----------------------------                 -----------------------------------
Darrell Piercy, individually                 Robert P. Gordon, Chairman
1520 Brookhollow Dr., Suite 33               100 Second Avenue South, Suite 1000
Santa Ana, California  92705                 St. Petersburg, Florida  33701






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